SOUTHERN UNION COMPANY
UNAUDITED PRO FORMA FINANCIAL INFORMATION
The following unaudited pro forma consolidated financial information of Southern Union Company (“Southern Union”) reflects the pro forma impacts of multiple transactions (each of which is further described in the sections below), as follows:

•	The ETE Merger and Citrus Transaction was completed in March 2012.

•	The SUGS Contribution to Regency Energy Partners LP (“Regency”) was completed in April 2013.

•	The Local Distribution Company (“LDC”) Dispositions were announced in December 2012, and the sale of Missouri Gas Energy (“MGE”) was completed effective September 1, 2013.

The unaudited pro forma condensed consolidated balance sheet gives effect to the LDC Dispositions as if they had occurred on June 30, 2013; the unaudited pro forma condensed consolidated statements of continuing operations assumes the transactions listed above were consummated on January 1, 2012. The unaudited pro forma condensed consolidated balance sheet and pro forma condensed consolidated statements of continuing operations should be read in conjunction with Southern Union’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and Annual Report on Form 10-K for the year ended December 31, 2012.
The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the transactions listed above had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.
ETE Merger and Citrus Transaction
On March 26, 2012, Energy Transfer Equity, L.P. (“ETE”) consummated the acquisition of Southern Union and, concurrently with the closing of the Southern Union acquisition, CrossCountry Energy, LLC (“CrossCountry”), a subsidiary of Southern Union that indirectly owned a 50% interest in Citrus Corp. (“Citrus”), merged with a subsidiary of ETP and, in connection therewith, ETP paid $1.895 billion in cash and issued $105 million of ETP common units (which we refer to as the “Citrus Transaction”).
SUGS Contribution
On April 30, 2013, Southern Union contributed to Regency, a subsidiary of ETE, all of the issued and outstanding membership interest in Southern Union Gathering Company, LLC and its subsidiaries (the “SUGS Contribution”). The consideration paid by Regency to Southern Union in connection with this transaction consisted of (i) the issuance of approximately 31.4 million Regency common units to Southern Union, (ii) the issuance of approximately 6.3 million Regency Class F units to Southern Union, and (iii) the distribution of $463 million in cash to Southern Union, net of closing adjustments. The Regency Class F units will have the same rights, terms and conditions as the Regency common units, except that Southern Union will not receive distributions on the Regency Class F units for the first eight consecutive quarters following the closing, and the Regency Class F units will thereafter automatically convert into Regency common units on a one-for-one basis.
Local Distribution Company (“LDC”) Dispositions
On December 17, 2012, Southern Union entered into definitive purchase and sale agreements with subsidiaries of The Laclede Group, Inc. (“Laclede”) to sell the assets of its MGE and New England Gas Company (“NEG”) divisions. The aggregate value of the transactions are approximately $1.035 billion, subject to customary closing adjustments, comprised of $1.015 billion in cash and approximately $20 million of assumed debt of the New England Gas Company division. The sale of MGE was effective on September 1, 2013, and the sale of NEG is expected to be completed during the fourth quarter of 2013, pending receipt of required regulatory approval.

SOUTHERN UNION COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2013
(in millions)

		Pro Forma Adjustments
	Southern Union Historical	LDC Dispositions		Southern Union Pro Forma
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$152	$1,015	a	$1,167
Accounts receivable, net	69	—		69
Accounts receivable from related companies	102	—		102
Inventories	138	—		138
Exchanges receivable	9	—		9
Current assets held for sale	102	(102)	a	—
Prepayments and other current assets	138	—		138
Total current assets	710	913		1,623

PROPERTY, PLANT AND EQUIPMENT, net	4,073	—		4,073

NON-CURRENT ASSETS HELD FOR SALE	1,000	(1,000)	a	—
DEFERRED CHARGES	63	—		63
UNCONSOLIDATED INVESTMENTS	1,557	—		1,557
GOODWILL	2,025	—		2,025
OTHER NON-CURRENT ASSETS, net	60	—		60
Total assets	$9,488	$(87)		$9,401

SOUTHERN UNION COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2013
(in millions)

		Pro Forma Adjustments
	Southern Union Historical	LDC Dispositions		Southern Union Pro Forma
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$253	$—		$253
Accounts payable and accrued liabilities	34	—		34
Accounts payable to related companies	147	—		147
Federal, state and local taxes payable	20	240	a	260
Accrued interest	17	—		17
Exchanges payable	123	—		123
Derivative instruments	18	—		18
Current liabilities held for sale	75	(75)	a	—
Other	35	—		35
Total current liabilities	722	165		887

LONG-TERM DEBT, less current maturities	1,713	—		1,713
NOTE PAYABLE TO RELATED PARTY	1,090	—		1,090
DEFERRED CREDITS	289	—		289
DEFERRED INCOME TAXES	1,839	(206)	a	1,633
NON-CURRENT LIABILITIES HELD FOR SALE	140	(140)	a	—

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY:
Premium on capital stock	3,947	—		3,947
Accumulated other comprehensive loss	(20)	—		(20)
Retained earnings (accumulated deficit)	(232)	94	a	(138)
Total stockholder’s equity	3,695	94		3,789
Total liabilities and stockholder’s equity	$9,488	$(87)		$9,401

SOUTHERN UNION COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
For the Six Months Ended June 30, 2013
(in millions)

	Southern Union Historical
	Six Months Ended June 30, 2013	Deconsolidation of SUGS Historical Four Months Ended April 30, 2013	Pro forma adjustments		Southern Union Pro Forma Six Months Ended June 30, 2013
OPERATING REVENUES	$709	$(271)	$—		$438
OPERATING EXPENSES:
Cost of products sold and operating expenses	206	(223)	—		(17)
Operating, maintenance and general	208	(55)	—		153
Depreciation and amortization	106	(21)	—		85
Taxes, other than on income and revenues	19	(2)	—		17
Total operating expenses	539	(301)	—		238
OPERATING INCOME	170	30	—		200
OTHER INCOME (EXPENSE):
Interest expense	(45)	—	5	b	(40)
Earnings from unconsolidated investments	6	1	3	b	10
Other, net	(1)	—	—		(1)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	130	31	8		169
Income tax expense	85	10	3	g	98
INCOME FROM CONTINUING OPERATIONS	$45	$21	$5		$71

SOUTHERN UNION COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
For the Year Ended December 31, 2012
(in millions)

	Southern Union Historical
	Successor Period from Acquisition (March 26, 2012) to December 31, 2012	Predecessor Period from January 1, 2012 to March 25, 2012	Deconsolidation of SUGS Historical Year Ended December 31, 2012	Pro forma adjustments		Southern Union Pro Forma Year Ended December 31, 2012
OPERATING REVENUES	$1,263	$443	$(909)	$—		$797
OPERATING EXPENSES:
Cost of products sold and operating expenses	521	197	(714)	—		4
Operating, maintenance and general	340	105	(119)	(80)	c	246
Depreciation and amortization	179	49	(68)	8	d	168
Taxes, other than on income and revenues	37	11	(9)	—		39
Total operating expenses	1,077	362	(910)	(72)		457
OPERATING INCOME	186	81	1	72		340
OTHER INCOME (EXPENSE):
Interest expense	(131)	(50)	—	9	e	(147)
				25	b
Earnings (losses) from unconsolidated investments	(7)	16	9	2	b	11
				(9)	f
Other, net	2	(2)	—	—		—
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	50	45	10	99		204
Income tax expense (benefit)	39	12	(3)	11	g	59
INCOME FROM CONTINUING OPERATIONS	$11	$33	$13	$88		$145

SOUTHERN UNION COMPANY
NOTES TO UNAUDITED PRO FORMA INFORMATION

The unaudited pro forma condensed consolidated balance sheet gives effect to the LDC Dispositions as if they had occurred on June 30, 2013. The ETE Merger, Citrus Transaction and SUGS Contribution were already reflected in Southern Union’s historical consolidated balance sheet as of June 30, 2013; therefore, no pro forma balance sheet adjustments were necessary.
The unaudited pro forma condensed consolidated statements of continuing operations assumes that the ETE Merger, the Citrus Transaction, the SUGS Contribution and the LDC Dispositions were consummated on January 1, 2012 for the twelve months ended December 31, 2012. The historical results reflect the following:

•	Southern Union Successor. Southern Union’s results for the period from March 26, 2012 through December 31, 2012.

•	Southern Union Predecessor. Southern Union’s results for the period from January 1, 2012 through March 25, 2012 included the earnings from the investment in Citrus.

•
SUGS Historical. The results of SUGS for the full twelve months ended December 31, 2012 and the period from January 1, 2013 to April 30, 2013 have been reflected as “deconsolidated” above. SUGS’ stand-alone historical financial statements include two distinct periods for January 1, 2012 through March 25, 2012 (predecessor) and March 26, 2012 through December 31, 2012 (successor); however, those two periods have been combined in the SUGS historical column reflected for ease of understanding.

Southern Union’s historical results reflected the LDCs as discontinued operations for all periods presented. Therefore, no adjustments to the pro forma condensed consolidated statements of continuing operations were necessary.
Following are explanations of certain pro forma adjustments included above:

a.
To record the pro forma deconsolidation of Southern Union’s LDCs in connection with the expected closing of the sale transaction announced in December 2012, the receipt of the cash proceeds from the sale and related pro forma tax impacts.

b.
To record the pro forma impacts of the contribution of SUGS to Regency and the consideration received including (i) Southern Union’s receipt of Regency common units and Regency Class F units, (ii) use of cash proceeds from the transaction of $570 million to pay down long-term debt and reduce related interest expense and (iii) to record Southern Union’s equity in earnings of affiliates.

c.	To eliminate merger-related costs incurred by Southern Union in the ETE Merger and Citrus Transaction because such costs would not have a continuing impact on results of operations.

d.
To record incremental depreciation and amortization expense related to estimated fair values recorded in Southern Union purchase accounting. Depreciation expense is estimated based on a weighted average useful life of 24 years.

e.
To adjust amortization included in interest expense to (i) reverse historical amortization of financing costs and fair value adjustments related to debt and (ii) record amortization related to the pro forma adjustment of Southern Union’s debt to fair value.

f.
To reverse the equity in earnings of Citrus Corp. recorded in Southern Union’s historical statement of operations and record the pro forma equity in earnings of ETP as a result of the ETE Merger and Citrus Transaction.

g.	To record the pro forma income tax impact related to Southern Union pro forma adjustments to pre-tax income.